For Period ended 07/31/2015                   Series 28, 32, 35, 36, 39
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide
"adequate space for responding to Items 72DD, 73A, 74U and 74V for the" "Adviser Share Class, the answers for the Adviser Share Class are as" follows:

USAA High Income - Adviser Shares

72DD
Dollar Distribributions
$616


73A
Per Share Distributions
0.4458


74U
Shares Outstanding
1,533


74V
NAV
8.18


USAA Income Fund - Adviser Shares

72DD
Dollar Distributions
$5,078

73A
Per Share Distributions
0.4489


74U
Shares Outstanding
17,171


74V
NAV
12.96


USAA Intermediate-Term Bond - Adviser Shares

72DD
Dollar Distributions
$3,708


73A
Per Share Distributions
..4076

74U
Shares Outstanding
11,228

74V
NAV
10.58


USAA Short-Term Bond Fund - Adviser Shares

72DD
Dollar Distributions
$205


73A
Per Share Distributions
0.1299

74U
Shares Outstanding
1,454

74V
NAV
9.15

USAA Value Fund - Adviser Shares

72DD
Dollar Distributions
$92


73A
Per Share Distributions
0.2082


74U
Shares Outstanding
454


74V
NAV
20.43